Exhibit 2.10

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made as of April 25, 2002, by and between (i) Acirca, Inc., a Delaware corporation ("Acirca"), (ii) Organic Ingredients, Inc., a California corporation ("Buyer"), and (iii) Spectrum Organic Products, Inc., a California corporation ("Seller"). (Acirca, Buyer and Seller are collectively referred to herein as the "Parties") Certain capitalized terms used in this Agreement are defined in Section 6.1 below.



                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Organic Ingredients Division of Seller supplies organic ingredients and produces finished organic products, all of which are more specifically identified on Exhibit A hereto (the "Business"); and

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell, transfer and assign to Buyer all of the Purchased Assets (as defined herein), and Buyer desires to purchase and acquire from Seller, all of the Purchased Assets.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, promises and covenants herein contained, and intending to be legally bound hereby, it is hereby agreed by the Parties as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF ASSETS

     1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), Buyer shall purchase and acquire from Seller, and Seller shall sell, assign and transfer, to Buyer, free and clear of all Liens, the Business and the assets of Seller (other than the Excluded Assets) owned and used by Seller in the conduct of the Business and identified below (collectively, the "Purchased Assets"):

         (a) Saleable Inventory. The Saleable Inventory (as such term is defined in Section 1.4(a) and all other tangible personal property owned by Seller and held solely for use in the Business as of the Closing, including without limitation the tangible assets listed on Schedule 1.1(a) hereto (collectively, the "Tangible Assets");

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         (b) Contracts. All contracts, leases, licenses and other agreements of which Seller is a party relating to the Business, all of which are more specifically identified on Schedule 1.1(b) hereto (collectively, the "Assigned Contracts");

         (c) Books and Records. All books and records, files and papers, including literature, graphic materials, mailing lists, pricing and information manuals, sales literature or other sales aids, computer data in the form it exists as of the Closing, supplier lists and customer lists, relating to the Business (collectively, the "Records") (originals of all Records that relate solely to the Business and true and complete copies of all other Records shall be conveyed to Buyer under this clause (c));

         (d) Intellectual Property. All of the intellectual property worldwide that, as of the Closing, is owned or used by Seller solely in connection with, or planned for use solely in connection with, the Business (collectively, the "Intellectual Property"), including, but not limited to, the Intellectual Property listed in Schedule 1.1(d) hereto and all (i) trademarks, service marks, trade names, and trade dress, together with the goodwill of the Business; (ii) copyrights and all related and equivalent rights, including moral rights; (iii) rights in designs, and the like; (iv) trade secrets; (v) other intellectual property rights; (vi) technology, patents, patent applications, know-how, processes, computer software, designs, drawings, documentation, and other intellectual property, whether or not secret and whether or not reduced to writing; (vii) applications for, and applications to register, any of the foregoing; (viii) licenses to or under any of the foregoing; and (ix) rights or options to obtain any of the foregoing;

         (e) Advances and Prepaid Expenses. All rights of Seller to advances and all prepaid expenses relating solely to the Business or the Purchased Assets as of the Closing Date (as defined herein); and

         (f) Security Deposits and Claims Against Third Parties. All security deposits with third parties and all claims against third parties relating to any of the Purchased Assets or relating solely to the Business.

     1.2 Excluded Assets. Notwithstanding anything to the contrary provided for in this Agreement, the Purchased Assets shall in no event include any assets or property of Seller other than the assets described in Section 1.1 (collectively, the "Excluded Assets").

     1.3 Purchase of Assets. In consideration of the sale, transfer and assignment by Seller of the Purchased Assets and the agreements of Seller contained herein and in the Related Agreements, Acirca shall cause Buyer to pay the Purchase Price (as defined herein) as set forth in Section 1.4 and Buyer shall be responsible for the Buyer Liabilities (as defined herein) in accordance with Section 1.5.

     1.4 Purchase Price.

         (a) Closing Purchase Price. At the Closing, Buyer shall pay in the manner provided in Section 1.8(a) an amount equal to $1,750,000 plus the Estimated Saleable Inventory Amount (the "Closing Purchase Price"). At least three Business Days prior to the Closing, Seller shall deliver to Acirca and

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Buyer an estimated closing inventory schedule that contains its best estimate
(determined in good faith in consultation with Seller's independent accountants) of the value (calculated at the lower of standard or actual cost and in accordance with GAAP) as of the Closing Date (the "Estimated Saleable Inventory Amount") of the saleable finished, sealed or frozen raw ingredients of the Business having a shelf life of greater than twelve calendar months from the Closing Date, the work in process raw materials of the Business that upon timely processing will become finished, sealed or frozen raw ingredients having a shelf life of greater than twelve calendar months, and packaging materials (the "Saleable Inventory").

         (b) Post-Closing Adjustment. After the Closing Date, Seller shall permit Acirca and Buyer (and their accountants), at their expense, to visit and inspect Seller's properties and to examine its books of account and records, all at such reasonable times as may be requested by Acirca or Buyer, for the purpose of confirming the value of Saleable Inventory transferred to Buyer at the Closing. Within 75 calendar days after the Closing Date, Acirca and Buyer shall prepare and deliver to Seller a closing inventory schedule that contains the actual value (calculated at the lower of standard or actual cost and in accordance with GAAP) as of the Closing Date of the Saleable Inventory (the "Final Saleable Inventory Amount"). Seller shall have a period of 30 days after its receipt of the Final Saleable Inventory Amount to dispute any amounts contained therein by delivering to Acirca and Buyer a written notice of objection (an "Objection Notice") identifying the amounts in dispute and setting forth a reasonably detailed explanation of the basis of Seller's dispute. If no Objection Notice is delivered to Acirca and Buyer within such 30-day period, the Final Saleable Inventory Amount delivered by Acirca and Buyer to Seller shall be final and binding upon the Parties. If an Objection Notice is delivered to Acirca and Buyer within such 30-day period, the Parties shall cooperate in good faith to resolve any amounts disputed by Seller. In the event that Acirca, Buyer and Seller are unable to resolve such dispute within 30 days after the date an Objection Notice was delivered to Acirca and Buyer, then Acirca, Buyer and Seller shall refer the issues in dispute to a nationally recognized firm of independent public accountants not then engaged by Acirca, Buyer or Seller mutually agreeable to the Parties (the "Arbiter"). Acirca, Buyer and Seller shall submit their positions on the dispute to the Arbiter within 30 days after appointment as such, and the Arbiter shall resolve the dispute within 20 days after such submission (the "Resolution Date"), and such resolution shall be final and binding upon the Parties. The fees and expenses of the Arbiter shall be paid one-half by Acirca and Buyer and one-half by Seller. Upon final determination of the Final Saleable Inventory Amount, the purchase price shall be recalculated in the manner set forth in Section 1.4(a) above substituting such Final Saleable Inventory Amount for the Estimated Saleable Inventory Amount, which new purchase price shall be the final "Purchase Price" for all other purposes under this Agreement. If the Purchase Price exceeds the Closing Purchase Price Buyer shall pay the amount of such excess to Seller within five Business Days after the Resolution Date, and if the Closing Purchase Price exceeds the Purchase Price Seller shall pay the amount of such excess to Buyer within five Business Days after the Resolution Date. Any such payment shall be made by wire transfer of immediately available funds to an account of the recipient designated by the recipient in writing delivered by the recipient to the payor at least two Business Days prior to the date of such payment.

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     1.5 Assumption of Liabilities by Buyer.

         (a) Buyer shall be responsible for liabilities that arise from or relate to Buyer's ownership after the Closing Date of the Business or Buyer's ownership, possession or use of the Purchased Assets after the Closing Date pursuant to this Agreement (the "Buyer Liabilities"). Seller shall be responsible for liabilities that arise from or relate to Seller's (and, where it applicable, its Affiliates') ownership prior to the Closing Date of the Business or Seller's (and, where it applicable, its Affiliates') ownership, possession or use of the Purchased Assets prior to the Closing Date (the "Retained Liabilities").

         (b) Neither Acirca nor Buyer shall assume or be liable for any of the Retained Liabilities. For the avoidance of doubt, it is hereby acknowledged and agreed that the Retained Liabilities include, without limitation, the following:

             (i) any liabilities or obligations (whether fixed, contingent, or otherwise) under or relating to any claim for salary, wages, severance or other benefits made by any employee of Seller, including without limitation, the Continuing Employees, relating to such employees' employment with Seller and/or the termination thereof;

             (ii) any and all amounts required to be paid in respect of sales, fees, expenses or taxes as a result of the transactions contemplated by this Agreement;

             (iii) any liabilities for Taxes relating to the Business or Seller incurred with respect to any Taxable Year ending on or before the Closing Date or that portion of any Split Period ending on the Closing Date;

             (iv) any liabilities under any tax sharing or allocation agreement between Seller or any of its Affiliates and any other Person;

             (v) any liabilities arising from any breach of any agreement or contract entered into by Seller or any Affiliate of Seller on or prior to the Closing Date with respect to the Business, including without limitation the Assigned Contracts;

             (v) any liabilities or obligations relating to accounts payable by Seller relating to the Business arising on or prior to the Closing Date;

             (vi) any liabilities or obligations relating to any claims of infringement arising out of the use of any of the Intellectual Property on or prior to the Closing Date;

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             (vii) any liabilities or obligations relating to any product liability claims arising out of the operation of the Business on or prior to the Closing Date, including without limitation claims arising out of or in connection with the use, possession or handling of the Saleable Inventory or the other Tangible Assets on or prior to the Closing Date;

             (viii) any liabilities or obligations relating to any claims asserted by any Governmental Authority arising out of the operation of the Business on or prior to the Closing Date;

             (ix) any liabilities or obligations relating to any violation of Laws or the terms or provision of any judgment, decree, order, writ or injunction to which Seller is or was subject;

             (x) any liabilities related to monies borrowed or guarantees entered into by Seller on or prior to the Closing Date; and

             (xi) any liabilities or obligations (whether fixed, contingent, or otherwise) under or relating to any of the Excluded Assets.

Seller shall remain liable for all Retained Liabilities and shall pay or discharge, as and when the same become due and payable, the Retained Liabilities.

     1.6 Conditions Precedent to the Obligations of Acirca and Buyer. The obligation of the Buyer to purchase the Purchased Assets at the Closing is subject to the satisfaction, or where legally permissible, waiver, on or before the Closing Date of each of the following conditions:

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except such representations and warranties as are qualified as to materiality by their terms, which shall be true and correct in all respects) as of the Closing Date, and Seller shall have complied in all material respects with all its covenants contained in this Agreement (except such covenants as are qualified as to materiality by their terms, which shall be complied with in all respects) to be performed and complied with by it on or before the Closing Date;

         (b) No statute, rule or regulation or order or injunction of any court or administrative agency shall be in effect that prohibits either Acirca or Buyer from consummating the transactions contemplated hereby;

         (c) All Consents required in connection with the transactions contemplated hereby shall have been obtained;

         (d) There shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated hereby;

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         (e) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement, including without limitation all of the Related Agreements, shall be reasonably satisfactory to Acirca and Buyer;

         (f) From and after the date hereof to the Closing, there shall not have occurred any Material Adverse Change with respect to the Business; and

         (g) Seller shall have delivered or otherwise made available to Acirca for inspection all materials reasonably requested by Acirca, and Acirca shall have completed to its satisfaction, its business, legal, accounting and tax due diligence review of Seller and the Business.

     1.7 Conditions Precedent to the Obligations of Seller. The obligations of Seller to sell or cause the sale of the Purchased Assets at the Closing are subject to the satisfaction or, where legally permissible, waiver by Seller, on or before the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Acirca and Buyer contained in this Agreement shall be true and correct in all material respects (except such representations and warranties as are qualified as to materiality by their terms, which shall be true and correct in all respects) as of the Closing Date, and Acirca and Buyer shall have complied in all material respects with all its covenants contained in this Agreement (except such covenants as are qualified as to materiality by their terms, which shall be complied with in all respects) to be performed and complied with by it on or before the Closing Date;

         (b) No statute, rule or regulation or order or injunction of any court or administrative agency shall be in effect that prohibits Seller from consummating the transactions contemplated hereby;

         (c) All Consents (of third parties) required in connection with the transactions contemplated hereby shall have been obtained;

         (d) There shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated hereby; and

         (e) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall be reasonably satisfactory to Seller.

     1.8 The Closing. Consummation of the transactions contemplated by this
Article I (the "Closing") shall occur at the offices of Arnold & Porter, 399 Park Avenue, New York, New York 10022 (or such other location as Buyer and Seller may mutually determine), commencing at 12:00 p.m. local time on April 25, 2002, or at such other time and on such other date as Buyer and Seller may mutually determine (the "Closing Date"). At the Closing:

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         (a) Buyer shall (i) escrow $250,000 of the Closing Purchase Price pursuant to the Escrow and Security Agreement, which shall constitute the Indemnity Escrowed Amount (as defined in the Escrow and Security Agreement) and
(ii) deliver the remainder of the Closing Purchase Price to Seller by wire transfer in immediately available funds to an account designated by Seller in writing to Buyer at least two Business Days prior to Closing;

         (b) Seller shall deliver to Buyer an opinion, substantially in the form attached hereto as Exhibit B, from Cooley Godward LLP counsel to Seller, addressed to Buyer and dated as of the Closing Date;

         (c) Seller shall execute and deliver the Bill of Sale;

         (d) Each of Acirca, Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement, the Transition Services Agreement, the Escrow and Security Agreement, the Noncompetition Agreement and all other Related Agreements to which they are a party;

         (e) Each of Acirca, Buyer and the Continuing Employees shall execute and deliver the Employment Agreements to which they are a party;

         (f) Seller and the Continuing Employees shall execute and deliver the Termination Agreements, to which they are a party; and

         (g) Seller shall deliver such other documents reasonably satisfactory to Acirca as Acirca may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty made by Seller, (ii) evidencing the compliance by Seller with, or the performance by Seller of, any covenant or obligation set forth in this Agreement or any Related Agreement, (iii) evidencing the satisfaction of the conditions set forth in Section 1.6, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

     1.9 Further Assurances. Seller shall from time to time, at the request of either Acirca or Buyer and without further cost or expense to Acirca or Buyer, execute and deliver, such other instruments of conveyance and transfer and take such other actions as either Acirca or Buyer may reasonably request in order to further effectuate the consummation of the transactions contemplated hereby. Each of Acirca and Buyer shall from time to time, at the request of Seller and without further cost or expense to Seller, execute and deliver such instruments and documents, and take such other actions as Seller may reasonably request in order to further effectuate the assumption of the Buyer Liabilities and the consummation of the other transactions contemplated hereby.

     1.10 Allocation. The Purchase Price shall be allocated among the Purchased Assets as set forth in Schedule 1.10 hereto. Such allocation shall be conclusive and binding upon the Parties for all purposes, and none of the Parties shall file any Tax Return or other document with, or make any statement or declaration, to any Governmental Authority that is inconsistent with such allocation except as otherwise required by Law.

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                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on the Schedule of Exceptions attached hereto, Seller represents and warrants to Acirca and Buyer as follows:

     2.1 Corporate Matters.


         (a) Seller (i) is a corporation, duly organized, validly existing, and in good standing under the laws of the state of California; and (ii) has full corporate power and authority to carry on the businesses in which it is engaged, including, without limitation, the Business, and to own and use the properties owned and used by it. Seller is duly qualified as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it and relating to the Business are located or where the Business is conducted. Seller has no Affiliate that owns or uses any of the Purchased Assets or conducts any portion of the Business.

         (b) Schedule 2.1(b) contains a true and complete list of the states and foreign countries in which Seller is qualified to do business as a foreign corporation.

     2.2 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each of the Related Agreements to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and stockholder action on its part. This Agreement constitutes, and each of the Related Agreements to which Seller is a party when it is executed and delivered by Seller will constitute, a valid and legally binding obligation of Seller enforceable against it in accordance with its respective terms and conditions.

     2.3 Compliance With Laws; Noncontravention.

         (a) With regard to the Business, Seller is not (i) subject to the terms or provisions of any judgment, decree, order, writ or injunction, or (ii) in violation of any terms or provisions of any Laws, including, but not limited to Laws pertaining to anticompetitive practices, discrimination, employment and health and safety;

         (b) Without limiting the generality of the foregoing clause (a), with regard to the Business, Seller has not violated, nor is in violation of, the applicable provisions of the federal Food, Drug and Cosmetics Act, as amended (the "Act"), the regulations and requirements adopted by the United States Food and Drug Administration (the "FDA") pursuant to such Act, the regulations and requirements adopted by the United States Department of Agriculture (the "USDA"), applicable state law and the requirements established by state and local authorities responsible for regulating food products and establishments,

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including, without limitation, the California Organic Foods Act of 1990
(collectively "state food authorities"), as well as with the terms and conditions imposed in any licenses granted to Seller by the FDA, USDA or state food authorities. In addition, Seller is not aware of any facts that would indicate that the FDA, USDA, or any state food authorities has or will prohibit or materially restrict the marketing, sale, license or use in the United States of any ingredient or product currently produced, supplied, distributed, marketed, or under development, by Seller ("Products"), or the operation or use of any Products, and Seller is not aware of any ingredient, product or process which the FDA or the USDA has prohibited from being marketed or used in the United States which in function and composition is substantially similar to any Products;

         (c) Seller possesses all licenses, franchises, permits, and other Governmental Authority authorizations (collectively, "Authorizations") which are necessary to the conduct of the Business in the manner in which, and in the jurisdictions and places where, the Business is conducted. All such Authorizations are in good standing, valid and effective in accordance with their respective terms. Seller is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Authorizations;

         (d) Seller has not (i) received any notice or charge from any Governmental Authority within the past three years asserting a violation of any Law with respect to the operations of the Business, or (ii) been the subject of any audit or investigation by any Governmental Authority within the past three years which may result in such an assertion;

         (e) Seller has filed in a timely manner all reports, documents, and other materials required to be filed (and the information contained therein was correct and complete in all respects) under all applicable Laws with respect to the Business (including rules and regulations thereunder);

         (f) Seller has possession of all records and documents required to be retained by it under all applicable Laws with respect to the Business, including without limitation a true and correct copy of the valid and effective organic certification for each third-party manufacturer necessary for, used by Seller in connection with, or planned for use in connection with, the Business; and

         (g) Except as set forth in Schedule 2.3(g), neither the execution and delivery of this Agreement or any of the Related Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any Law to which Seller is subject or any provision of its charter documents or by-laws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, or the consent of any other party to, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, lien, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets, including without limitation the Purchase Assets, is subject.

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     2.4 Financial Statements. Set forth in Schedule 2.4 are (a) the audited financial statements of Seller as of December 31, 2001, including balance sheets as of such date and related statements of income and cash flows for the year then ended; and (b) the unaudited pro forma financial information of the Business, as of December 31, 2001, including balance sheets as of such date and related statements of income and expenses for the period then ended, each prepared by Seller and derived from the audited financial statements of Seller as of such date and for such period (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position, assets and liabilities, results of operations and cash flows of Seller and of the Business as of and for the dates and periods presented, and have been prepared in conformity with GAAP (except that the unaudited pro forma Financial Statements do not contain all notes required by GAAP), and in all material respects are in accordance with the books and records of Seller and pertaining to the Business, it being understood that the Business is not operated or accounted for as a separate, stand alone operation.

     2.5 Undisclosed Liabilities. With respect to the Business, there are no liabilities (contingent or otherwise), except for (a) liabilities and obligations set forth in the Financial Statements, (b) liabilities and obligations that have arisen after December 31, 2001 in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, infringement, or violation of Law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand), and (c) liabilities disclosed in the Schedules to this Agreement. No set of circumstances exists that is reasonably likely to give rise to any such liability. With respect to Seller's businesses or operations other than the Business, there are no liabilities (contingent or otherwise) which (x) result in, or are reasonably likely to result in, a Material Adverse Change, or (y) have, or are reasonably like to have, an adverse impact on the transactions contemplated hereby including, without limitation, Seller's ability to transfer good title to the Purchased Assets to Buyer.

     2.6 No Adverse Change. Since December 31, 2001, there has been no change in the business, financial condition, prospects, results of operations, assets or liabilities of the Business or in the value of the Purchased Assets taken as a whole, which would result in a Material Adverse Change, and no event has occurred since December 31, 2001 that is reasonably likely to result in any such Material Adverse Change.

     2.7 Conduct of Business. Since December 31, 2001, Seller has conducted its operations relating to the Business only in the Ordinary Course of Business; maintained its assets, relations with employees, suppliers, licenses and operations of the Business as an ongoing business in accordance with past custom and practice; and not engaged in any extraordinary transaction. Without limiting the generality of the foregoing, since December 31, 2001, with respect to the Business and the Purchased Assets, Seller has not:

         (a) sold, leased, transferred, or assigned any of the tangible or intangible assets of the Business, other than for fair consideration and in the Ordinary Course of Business;

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         (b) entered into or amended any single contract, lease, sublease, license, or sublicense, or series of related contracts, leases, subleases, licenses, and sublicenses, either involving more than $10,000 or in anticipation of the transactions contemplated hereby;

         (c) had any party accelerate, terminate, modify, or cancel any single contract, lease, sublease, license, or sublicense or series of related contracts, leases, subleases, licenses, and sublicenses involving more than $10,000;

         (d) imposed any Lien upon any of the Purchased Assets;

         (e) made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

         (f) made any capital investment in, any loan to, or any acquisition of the securities or a substantial portion of the assets of, any other Person;

         (g) created, incurred, assumed, or guaranteed any (i) indebtedness for money borrowed, or (ii) indebtedness representing the deferred purchase price of property or indebtedness constituting capitalized lease obligations, in each case involving more than $10,000 singly, $50,000 in the aggregate or outside the Ordinary Course of Business;

         (h) delayed or postponed (outside the Ordinary Course of Business) the payment of accounts payable of the Business and other liabilities and obligations of the Business;

         (i) canceled, compromised, waived, or released any right or claim or series of related rights and claims involving more than $10,000 singly or $50,000 in the aggregate relating to the Purchased Assets or the Business;

         (j) granted any license or sublicense of any of its rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

         (k) suffered any material damage, destruction or other casualty loss affecting the Business or the Purchased Assets; and

         (l) committed to any of the foregoing.

     2.8 Litigation. Except as listed in Schedule 2.8, there are no judicial, administrative or arbitral claims, audit examinations, actions, suits, inquiries, litigation, proceedings or investigations pending or, to the best knowledge of Seller, threatened, as of the date hereof: (a) against or involving Seller relating to the Business or the Purchased Assets, or against Seller or any of its properties or rights; or (b) which seek to question, delay, or prevent the consummation of the transactions contemplated by this Agreement or any of the Related Agreements. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding that might adversely affect the rights of Buyer in the Purchased Assets or Buyer's ability to conduct the Business following the Closing Date.

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     2.9 Tax Matters.

         (a) All Tax Returns required to have been filed by Seller with respect to the Business and the Purchased Assets (in whole or part) have been filed timely. All Tax Returns filed by Seller are true, accurate, correct and complete in all respects in so far as they relate to the Business and the Purchased Assets. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction with respect to the Business or the Purchased Assets taken as a whole.

         (b) All Taxes due and payable (for Taxable Years ending on or before the Closing Date and for that portion of any Split Period ending on the Closing
Date) by Seller have been or will be paid in full on a timely basis. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party. Seller has not received any written notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liability for Taxes relating to the Business or the Purchased Assets which have not been paid or settled. Other than Liens for Taxes not yet due and payable, there are no Liens on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

     2.10 Contracts. Except as listed on Schedule 2.10, Seller is not a party to any of the following relating to the Business or the Purchased Assets:

          (a) Any single lease or license of personal property from or to third parties providing for payments in excess of $5,000 per annum and entered into other than in the Ordinary Course of Business;

          (b) Any partnership or joint venture agreement;

          (c) Any instrument or agreement (i) evidencing or constituting indebtedness for money borrowed, or (ii) evidencing or constituting indebtedness representing the deferred purchase price of property or indebtedness constituting capitalized lease obligations, in each case involving more than $5,000 singly or $50,000 in the aggregate and incurred other than in the Ordinary Course of Business, or (iii) under which there has been imposed (or may be imposed) a Lien on any of its assets, tangible or intangible;

          (d) Any instrument or agreement relating to the guaranty of any liability or obligation (including indebtedness) of any other Person;

          (e) Any material agreement pursuant to which Seller is required to maintain the confidentiality of third party information or by which Seller is limited, prohibited or otherwise restricted from competing in the market;

          (f) Any other agreement under which the consequences of a default or termination could result in a Material Adverse Change; or

          (g) Any other agreement under which the amount paid or consideration received is greater than $25,000.

     Seller has made available to Acirca a correct and complete copy of each agreement listed in Schedule 1.1(b). With respect to each such agreement so listed: (i) each agreement is in full force and effect, subject to the receipt of the Consents identified in Schedule 2.3(g), as applicable, and will remain in full force and effect immediately following the Closing; (ii) Seller is not in breach or default, and to the knowledge of Seller, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under such agreement; and (iii) no party has repudiated any provision of such agreement. Seller is not a party to any verbal contract relating to the Business involving the payment by Seller of greater than $5,000 singly or $25,000 in the aggregate, which, if reduced to writing, would be required to be listed in Schedule 2.10.

     2.11 Powers of Attorney. Schedule 2.11 sets forth an accurate and complete list of the names of all Persons, if any, holding powers of attorney from Seller or any of its Affiliates with respect to the operations of the Business and a summary statement of the terms thereof. Seller shall cause all such powers of attorney to be terminated as of the Closing and shall notify all Persons to whom such powers of attorney have previously been delivered of the termination thereof.

     2.12 Insurance. Schedule 2.12 sets forth aggregate loss experience data for the Business for the three year period ended December 31, 2001, for property, casualty, and general liability claims, and the information set forth therein is true, correct and complete. No such policies of insurance shall be transferred to Buyer. Notwithstanding, to the extent possible, Seller shall cooperate in Buyer's efforts to become a successor to Seller for purposes of experience ratings and similar tests for workers' compensation, unemployment and disability insurance. Such insurance policies (i) are valid, outstanding and enforceable,
(ii) taken together, provide in all material respects customary insurance for the assets and operations of the Business for all risks normally insured against by persons carrying on the same business or business, and (iii) are sufficient for compliance with all legal requirements and contracts to which Seller is a party or by which it is bound with respect to the Business.

     2.13 Employees.

          (a) There are no labor controversies, disputes, strikes, lockouts, work slowdowns, or work stoppages pending or, to the best knowledge of Seller, threatened between Seller and any of their employees who work in the Business or have worked within the last five years in the Business.

          (b) Except as disclosed in Schedule 2.13, no labor union or other representative has been designated, selected or certified as the representative of the employees of Seller who work in the Business in accordance with the U.S. National Labor Relations Act or other applicable law, no collective bargaining agreement is in effect or is currently being negotiated with respect to the Business, and, to the best knowledge of Seller, no union organizing activities are currently taking place with respect to the Business.

          (c) Each employee of the Business who is not a United States citizen and who is providing services in the United States is doing so under a valid work permit and in full compliance with all laws and regulations pertaining to immigration or employment of persons who are not United States citizens.

          (d) No Continuing Employee, is or will be in violation in any material respect of any judgment, decree, order or any term of any employment agreement, intellectual property rights agreement or other contract or agreement relating to the relationship of any such employee with Seller because of the nature of the business currently conducted by Acirca or the continuation of the Business to be conducted by Buyer after the Closing.

     2.14 Environmental Matters.

          (a) Seller has obtained, and now maintains as currently valid and effective, all permits required under the Environmental Laws (the "Environmental Permits") in connection with the operation of the Business. Seller is in compliance with all material terms and conditions of such Environmental Permits and all applicable Environmental Laws in connection with the operation of the Business. Seller is not aware of any circumstances that may prevent or interfere with such compliance in the future.

          (b) Seller has provided to Acirca and Buyer all material information and communications (whether from a Governmental Authority, citizens' group, employer or other person) in the possession or control of Seller relating to the Business regarding alleged or suspected noncompliance with any Environmental Laws or Environmental Permits or alleged or suspected liability under any Environmental Laws or Environmental Permits.

          (c) There are no material environmental liens or other encumbrances on any of the properties owned or leased by Seller in connection with the operation of the Business prior to the Closing, and no actions of any Governmental Authority have been taken or are in process which are reasonably likely to subject any of such properties to such liens or other encumbrances, and Seller is not required to place any notice or restriction relating to the presence of Materials of Environmental Concern at any property owned or leased by it in any deed to such property that is or was used in connection with the operation of the Business.

          (d) There is no Environmental Claim arising from the operation of the Business prior to the Closing pending or, to the best knowledge of Seller, threatened against Seller or against any person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

          (e) To the best knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the Business prior to the Closing, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that are now or may later form the basis of any Environmental Claim against Seller, Acirca or Buyer or against any person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

          (f) For purposes of this Section 2.14, the terms listed below shall have the following meanings:

              (i) "Claim" shall mean all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities and demands whatsoever, in law or equity.

              (ii) "Environmental Claim" means any Claim, investigation or notice (written or oral) by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, response, remedial, or cleanup costs, governmental response or oversight costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (a) the presence, release or threatened release into the environment of, or human exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by Seller or its Affiliates, or (b) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

              (iii) "Environmental Laws" shall mean all federal, state and local laws (including common law), statutes, rules, regulations, ordinances (including any amendments thereto), including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C.ss. 1857 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., orders, decrees, plans, codes, judgments, injunctions, notice or demand letters, prohibitions, obligations, schedules, timetables, standards, conditions or requirements issued, entered, approved or promulgated thereunder, relating to pollution or protection of human health or the environment, including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern in, into, onto or upon the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, collection, accumulation, storage, disposal, transport, or handling of Materials of Environmental Concern.

              (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, hazardous materials and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 9601(14)), or solid or hazardous wastes as now or hereafter defined under any Environmental Laws.

     2.15 Intellectual Property.

          (a) Schedule 1.1(d) accurately lists each item of intellectual property owned by Seller that has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entities as are indicated on Schedule 1.1(d), and all other material items of intellectual property owned or used by Seller in connection with, or planned for use in connection with, the Business, including without limitation all (i) trademarks, service marks, trade names, and trade dress, together with the goodwill of the Business; (ii) copyrights and all related and equivalent rights, including moral rights; (iii) rights in designs, and the like; (iv) trade secrets; (v) other intellectual property rights; (vi) technology, patents, patent applications, know-how, processes, computer software, designs, drawings, documentation, and other intellectual property, whether or not secret and whether or not reduced to writing; (vii) applications for, and applications to register, any of the foregoing; (viii) licenses to or under any of the foregoing; and (ix) rights or options to obtain any of the foregoing. Seller has not granted to any Person the right to use any Intellectual Property.

          (b) Except as disclosed in Schedule 2.15(b), with regard to the Business, no claim or litigation has been asserted and Seller has not received notice of any threatened claims or litigation by any person contesting the right of Seller to use, or the validity or enforceability of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof and, to the best knowledge of Seller, use of such Intellectual Property by Seller does not infringe on the rights of any person or violate any license or other agreement applicable thereto.

          (c) Except as disclosed in Schedule 2.15(c), with regard to the Business, Seller has not asserted any claim or litigation concerning infringement of Intellectual Property by third parties, and Seller knows of no infringement of Intellectual Property by third parties.

          (d) Schedule 2.15(d) sets forth each material license or other agreement relating to the Intellectual Property. All of the licenses and other agreements referred to in Schedule 2.15(d) are in full force and effect; Seller is not in default thereunder, and to the best knowledge of Seller, no other party thereto is in default thereunder, and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. Except as disclosed in
Schedule 2.15(d), continuation, and effectiveness of all such licenses and other agreements and the current terms thereof will in no way be affected by the transactions contemplated by this Agreement, except as provided herein or in the Related Agreements.

     2.16 Title.

          (a) Except as set forth on Schedule 2.16, Seller has good title to all of the Purchased Assets, free and clear of any Liens. On the Closing Date, Seller shall convey to Buyer good title to all of the Purchased Assets, free and clear of any Liens.

          (b) Except for assets used in connection with providing those services to be provided pursuant to the Transition Services Agreement, the Purchased Assets constitute all of the assets necessary for, used in or planned for use in, the operation of the Business as conducted by Seller during the one (1) year immediately preceding the Closing Date. No third party has any rights to purchase any of the Purchased Assets, or any interest therein or any portion thereof, including rights of first offer or refusal.

     2.17 Affiliate Transactions. Except for this Agreement and the agreements to be executed and delivered on the Closing Date, there are no agreements, understanding or arrangements relating to the Business that will be binding on Acirca or Buyer after the Closing that relate to any transaction, right or other matter in which Seller or any Affiliate has or will have an interest or as to which Seller or any such Affiliate is a party (other than agreements, understandings or arrangements as to which Seller's or Seller's Affiliates' rights and obligations will be assigned to or assumed by Buyer hereunder).

     2.18 Brokers' Fees. Neither Seller nor any Affiliate thereof has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for such fees and commissions as to which Seller has full responsibility and neither Acirca nor Buyer has any liability.

     2.19 Customers. Schedule 2.19 sets forth an accurate list of all significant customers of the Business, it being understood and agreed that for purposes of this Section 2.19 a "significant customer" means a customer representing $100,000 or more of the Business' estimated annual revenues for the year ended December 31, 2001. None of the significant customers of the Business has cancelled or substantially reduced or, to the best knowledge of Seller, is currently attempting or threatening to cancel, a contract or substantially reduce utilization of the products or services provided in connection with the Business.

     2.20 Accounts Receivable. All accounts receivable relating to the Business are reflected properly in the Financial Statements and there has been no material change in the aggregate or net amounts of such accounts receivable since December 31, 2001.

     2.21 No Insolvency. Seller is not involved in any proceeding by or against it in any bankruptcy court or any other insolvency or debtors' relief action or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of it or of a substantial part of its property. Seller is solvent and otherwise able to pay its debts currently as they become due, and as a result of the transactions contemplated hereby, Seller will not be rendered insolvent or otherwise unable to pay its debts currently as they become due.

     2.22 Accuracy of Information. No representation or warranty by Seller in this Agreement or in any document delivered or to be delivered by Seller pursuant hereto, and, to Seller's best knowledge, no statement or material document furnished or to be furnished to either of Acirca or Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact. Seller has not failed to disclose in this Agreement, the Exhibits and Schedules attached hereto or the Financial Statements any fact of material adverse significance to the assets, properties, businesses, operations, financial condition or earnings of the Business that is required to be disclosed pursuant hereto.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF ACIRCA AND BUYER


     Each of Acirca and Buyer represents and warrants to Seller as follows:

     3.1 Organizational Matters. Acirca is a corporation validly existing and in good standing under the laws of the State of Delaware with full power and authority to consummate the transactions contemplated hereby and by the Related Agreements to which it is a party. Buyer is a corporation validly existing and in good standing under the laws of the State of California with full power and authority to consummate the transactions contemplated hereby and by the Related Agreements to which it is a party.

     3.2 Authorization of Transaction. Each of Acirca and Buyer has full power to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to perform its respective obligations hereunder and thereunder. The execution, delivery and performance by each of Acirca and Buyer of this Agreement and the Related Agreements to which it is a party has been duly authorized by all necessary action on its part. This Agreement constitutes, and each of the Related Agreements to which either of Acirca or Buyer is a party when executed and delivered by such Party will constitute, a valid and legally binding obligation of such Party enforceable against such Party in accordance with its terms and conditions.

     3.3 Noncontravention. Neither the execution and delivery of this Agreement or any of the Related Agreements by either of Acirca or Buyer nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any Law to which such Party is subject, or any provision of its certificate of incorporation or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, or the consent of any other party to, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, lien, or other arrangement to which such Party is a party or by which it is bound or to which any of its assets is subject. Neither Acirca nor Buyer needs to obtain any Governmental Approval to consummate the transactions contemplated by this Agreement.

     3.4 Brokers' Fees. Neither Acirca nor Buyer has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                                  ARTICLE IV.

                            COVENANTS OF THE PARTIES

     4.1 General. The Parties to this Agreement will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Sections 1.6 and 1.7 above).

     4.2 Conduct of the Business. From the date hereof until the Closing, with respect to the Business, Seller shall:

         (a) operate and carry on the Business only in the Ordinary Course of Business and not introduce any new method of management;

         (b) maintain the properties and facilities related to the Business, including those held under leases, in good working order and condition, ordinary wear and tear excepted;

         (c) perform its obligations under agreements relating to or affecting the Purchased Assets and any other assets, properties or rights of the Business;

         (d) keep in full force and effect insurance covering the Purchased Assets and the Business and its assets, properties and rights comparable in amount and scope of coverage to that now maintained;

         (e) except as set forth on Schedule 4.2(c), use its reasonable efforts to retain all employees related to the Business, including but not limited to the Continuing Employees and maintain the Business by maintaining existing relationships with suppliers, customers and others having business dealings with Seller related to the Business and otherwise preserve the goodwill of the Business so that such relationships and goodwill be preserved on and after the Closing;

         (f) not amend its charters or by-laws;

         (g) with respect to the Assigned Contracts, not enter into any other material commitment or permit any amendment or termination of any material contract or commitment;

         (h) not waive any rights of value or rights that would otherwise accrue to Buyer after Closing;

         (i) use its best efforts to complete the transactions contemplated hereby and obtain the satisfaction of the conditions specified herein;

         (j) promptly notify Acirca and Buyer of any default under any contract or with respect to any commitment, the threat or commencement of any litigation or other proceeding affecting the Business, or any development that occurs before the Closing, in each case that could in any way materially affect the Business; and

         (k) comply with all laws and regulations applicable to it and to the Purchased Assets and the conduct of the Business.

     4.3 Notices and Consents. Seller shall use its reasonable efforts to secure approvals and consents of any third parties necessary to the consummation of the transactions contemplated by this Agreement and the Related Agreements; provided that nothing set forth in this Section 4.3 shall require Seller to make any payment not otherwise owed to any third party.

     4.4 Access to Information. After the Closing:

         (a) Buyer Access. Seller shall grant Acirca and Buyer and their representatives reasonable access during business hours, upon reasonable notice and in a manner reasonably intended to minimize disruption to the normal business operations of Seller, to (i) such financial, Tax, risk management, employee benefits and other records relating to the Business, the Purchased Assets and the Buyer Liabilities as may be necessary to enable Acirca and Buyer to prepare the Final Saleable Inventory Amount, Tax Returns or reports for or on behalf of the Business or to prepare for or respond to any Tax audit, to demonstrate the Business' loss experience with respect to property and casualty, general liability, workers' compensation and benefits claims for insurance purposes or to prepare or audit financial statements (or selected financial information) for the Business relating to or including periods prior to the Closing Date, including any such statement or information that is required to be included in any registration statement under the Securities Act (or amendment or supplement thereto) that Acirca or Buyer may file with the Securities and Exchange Commission and (ii) the books and records relating to the Buyer Liabilities; and

         (b) Seller Access. Acirca and Buyer will permit Seller and its representatives, at reasonable times, upon reasonable notice and in a manner so as to minimize any disruption to the normal business operations of the Business, reasonable access to books, records, contracts, Tax Records, and documents of or pertaining to the Business as may be necessary to enable Seller to conduct its review of the Final Saleable Inventory Amount, to prepare Tax Returns or reports for or on behalf of Seller or to prepare or respond to any Tax audit, to demonstrate its loss experience with respect to property and casualty, general liability, worker's compensation and benefits claims for insurance purposes, or to prepare or audit financial statements.

     4.5 Tax Matters.

         (a) Pre-Closing Taxes. Seller will reimburse Acirca and Buyer (as applicable) for any Taxes of or relating to the Business paid by Acirca or Buyer after the Closing Date (i) with respect to any Taxable Year that ends on or before the Closing Date or (ii) to the extent that such Taxes are allocable to that portion of any Split Period that ends on the Closing Date. For purposes of this Agreement, in the case of any Taxes that are payable with respect to a Split Period, the portion of such Taxes allocable to the portion of such Split Period that ends on the Closing Date shall be determined on the basis of a deemed closing on the Closing Date of the books and records of Seller.

         (b) Transfer Taxes. Notwithstanding any other provision of this Agreement, Seller shall be responsible for all applicable transfer, documentary, sales, use, stamp, registration and other similar such Taxes and related costs ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. Each of the Parties hereby agrees to pay all such Taxes and other related costs and to file all necessary documentation as required under the applicable statutory provisions with respect to all such Taxes in a timely manner. Following any such payment and filing by either Acirca or Buyer or any of their Affiliates, Acirca or Buyer (as applicable) shall seek payment from Seller in accordance with this Section 4.5. The Parties shall take all reasonable actions to minimize the amount of any such Transfer Taxes.

     4.6 Confidentiality.

         (a) Pre-Closing Period. Prior to the Closing, except as permitted by this Section 4.6(a) and Section 4.6(c), (i) neither Acirca nor Buyer shall disclose to any Person or use any Seller Confidential Information, except in connection with performing its obligations or enforcing its rights under this Agreement; and (ii) Seller shall not disclose to any Person or use any Buyer Confidential Information, except as required by Law or in connection with performing its obligations or enforcing its rights under this Agreement.

         (b) Post-Closing Period. After the Closing, Seller shall not disclose to any Person, or use, any Buyer Confidential Information, except as permitted by Section 4.6(c). In addition, after the Closing, Seller shall not disclose or use any information included in the Intellectual Property that prior to the Closing Seller has treated as confidential. After the Closing, neither Acirca nor Buyer shall disclose to any Person, or use, any Seller Confidential Information, except for Confidential Information concerning the Purchased Assets or the Business.

         (c) Confidential Information. Information shall not be deemed (i) Seller Confidential Information, if either of Acirca or Buyer, or (ii) Buyer Confidential Information, if Seller, can show that such information:

             (i) was known to it without obligation of confidence, or without breach of this Agreement before its receipt from the other party;

             (ii) was publicly disclosed through no wrongful act of it;

             (iii) was rightfully received from a third party without obligation of confidence and without breach of this Section 4.6;

             (iv) was independently developed; or

             (v) was required to be disclosed by it pursuant to an order of any court or like entity; provided that in such case, the Party required to disclose such confidential information shall provide the other Party with prompt notice of such request or order, including copies of subpoenas or orders requesting such confidential information, cooperate reasonably with the other Party in resisting the disclosure of such confidential information via a protective order or other appropriate legal action, and shall not make disclosure pursuant thereto until the other Party has had a reasonable opportunity to resist such disclosure, unless it is ordered otherwise.

Nothing contained in this Section 4.6 shall prohibit Acirca, Buyer or Seller or their respective Affiliates, from making disclosures required in connection with any offering of securities or any of the Parties from making disclosures required by Law.

     4.7 Exclusivity. Seller acknowledges that Acirca has devoted and will devote substantial time and has incurred and will incur out-of-pocket expenses (including attorneys' fees and expenses) in connection with conducting business, financial, and legal due diligence investigations of the Business, drafting and negotiating this Agreement and the Related Agreements and consummating the transactions contemplated hereby and thereby. To induce Acirca and Buyer to take the actions contemplated under this Agreement and to incur such expenses, Seller agrees that from and after the date of this Agreement until the earlier of the Closing or termination of this Agreement neither Seller nor any of its Affiliates, officers, directors, or agents, Jethren Phillips or John Battendieri shall:

         (a) enter into any written or oral agreement or understanding with any Person (other than Acirca and Buyer) regarding a sale (directly or indirectly including by way of merger or consolidation) of any or all of the Business or the Purchased Assets;

         (b) solicit or encourage the submission of any proposals from any person or entity (other than Acirca and Buyer) regarding the possibility of any such sale; or

         (c) except as otherwise required by Law, provide any nonpublic financial or other confidential information regarding the Business or the Purchased Assets (including the letter of intent dated October 4, 2001 between Seller and Acirca, this Agreement, and any other materials reflecting Buyer Confidential Information) to any Person (other than Acirca or Buyer) whom Seller knows or has reason to believe, would have any interest in acquiring all or any part of the Business or the Purchased Assests.

     4.8 Noncompetition Agreement. Seller acknowledges that pursuant to the terms of this Agreement and in reliance on the terms herein, Acirca and Buyer will make a substantial investment in the Purchased Assets, that the restrictions contained in the Noncompetition Agreement, the form of which is attached hereto as Exhibit D, are reasonable and necessary to protect Acirca and Buyer and that acceptance of such restrictions is a substantial inducement to Acirca and Buyer to purchase the Business and Purchased Assets from Seller.

     4.9 Seller Employees. In furtherance of Section 1.5(b), Seller shall be responsible for all payments, claims and other matters related to Seller's employees of the Business arising both before and after the Closing and Acirca and Buyer shall have no liability for any such payments, claims or other obligations, except for obligations arising after the Closing with respect to Seller's employees of the Business who accept employment with Acirca or Buyer.

     4.10 Accounts Receivable. As soon as practicable after the Closing Date, Seller and Buyer shall jointly notify customers of the Business of the consummation of the transactions contemplated hereby. Such notice shall include notification that the payment of all accounts receivable due with respect to invoices dated on or before the Closing Date shall be payable to Seller, and that the payment of all accounts receivable with respect to invoices dated after the Closing Date shall be payable to Buyer. All funds received by Seller from any customer or other party in respect of accounts receivable of the Business with invoices dated after the Closing Date shall be held by Seller in trust for the benefit of Buyer, and, immediately upon receipt thereof, Seller shall deliver such funds to Buyer without right of offset, and all funds received by Buyer from any customer or other party in respect of accounts receivable of the Business with invoices dated on or before the Closing Date shall be held by Buyer in trust for the benefit of Seller, and, immediately upon receipt thereof, Buyer shall deliver such funds to Seller without right of offset.

     4.11 Delivery of Executed Asset Purchase Agreement. Promptly after the Closing, Seller shall deliver to Wells Fargo Business Credit, Inc. ("Wells") a true and correct copy of this Agreement in accordance with the terms of the Consent Agreement by and between Wells and Seller, dated as of April 3, 2002.

                                   ARTICLE V.

                                    REMEDIES

     5.1 Survival. All representations, warranties and covenants of Acirca, Buyer and Seller contained in this Agreement shall survive the Closing, regardless of any investigation made by or on behalf of any other Party or the knowledge of any of its Affiliates, officers, directors, employees, agents or representatives and shall continue thereafter in full force and effect. The representations and warranties set forth in this Agreement shall survive thereafter as follows: (a) the representations and warranties of Seller set forth in Sections 2.2, 2.3 and 2.16 shall survive indefinitely; (b) the representations and warranties of Seller set forth in Sections 2.9 and 2.14 shall survive until the expiration of the applicable statute of limitations with respect to Seller's obligations for Taxes or other liabilities described therein; and (c) all other representations and warranties set forth in Article II of this Agreement shall survive through the twelve (12) month period commencing on the Closing Date.

     5.2 Indemnification of Buyer Indemnitees. Seller agrees to indemnify Acirca, Buyer, and their respective Affiliates, stockholders, partners, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Buyer Indemnitees") against, and hold Buyer Indemnitees harmless from, any and all Damages paid, suffered or incurred by any of them, directly or indirectly, which result from, arise out of, or are caused by:

         (a) Any breach of any of the representations and warranties of Seller made in this Agreement, or the failure of any representation or warranty made by Seller in this Agreement to be true, complete and correct;

         (b) Any breach in any covenant or agreement made by Seller or its Affiliates in this Agreement;

         (c) Any liability for Taxes incurred with respect to any Taxable Year ending on or before the Closing Date and that portion of any Split Period ending on the Closing Date;

         (d) Any Retained Liabilities; or

         (e) Any matters set forth on Schedule 5.2(e);

  provided, however, that Seller shall not be obligated to indemnify Buyer Indemnitees for Damages (other than Damages that arise under Sections 2.16, 5.2(c) or 5.2(d), as to which there are no limitations) (i) relating to any individual Claim for which Damages do not exceed $10,000, provided that the aggregate amount of any and all Claims is less than $25,000, and (ii) in excess of the Indemnity Escrowed Amount (as defined in the Escrow and Security Agreement). The remedies provided in this Article 5 shall be the exclusive remedy with respect to this Agreement or the Purchased Assets, absent fraud or intentional breach or intentional inaccuracies in respect to Seller's representations and warranties.

  For purposes of indemnification under Section 5.2(a), any breach of any representation or warranty by Seller contained in this Agreement (or in any certificate delivered pursuant to the terms of this Agreement) shall be deemed to constitute a breach of such representation or warranty notwithstanding any limitation or qualification as to materiality, including but not limited to, anything relating to a Material Adverse Change, set forth in such representation or warranty, it being the intention of the Parties that Buyer Indemnitees shall be indemnified and held harmless from and against any and all Damages arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect subject to the limitations set forth in this Section 5.2.

     5.3 Indemnification of Seller. Acirca and Buyer agree to indemnify Seller, its Affiliates and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Seller Indemnitees") against, and hold Seller Indemnitees harmless from, any and all Damages paid, suffered or incurred by any of Seller Indemnitees, directly or indirectly, which results from, arises out of, or is caused by:

         (a) Any breach of any of the representations and warranties made by Acirca or Buyer in Article III of this Agreement;

         (b) Any breach of any covenant made by Acirca or Buyer in this Agreement; or

         (c) Any Buyer Liabilities.

     5.4 Matters Involving Third Parties. If any third party shall notify either Party (the "Indemnified Party") with respect to any matter which may give rise to a Claim for indemnification against the other Party (the "Indemnifying Party") under this Article V, then the Indemnified Party shall notify each Indemnifying Party thereof promptly in writing; provided, however, that, except as provided in Section 5.6 hereof, no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder. In the event any Indemnifying Party notifies the Indemnified Party within fifteen days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (a) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice satisfactory to the Indemnified Party, (b) the Indemnified Party will cooperate in the defense of such Claim and may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the

Indemnified Party and the Indemnifying Party have a conflict of interest), (c) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (d) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within fifteen days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

     5.5 Matters Involving the Parties. In the event that the Indemnified Party asserts a Claim under this Article V (excluding Claims covered by Section 5.4 hereof) against an Indemnifying Party, the Indemnified Party shall give written notice to the Indemnifying Party specifying, in reasonable detail, the basis for the assertion of the Claim and the amount of the Claim asserted. Such assertion of liability shall be deemed accepted by such Indemnifying Party and the amount of such Claim shall be deemed a valid Claim, conclusive and binding on the Indemnifying Party, unless, within ten days after the Indemnified Party gives written notice to the Indemnifying Party of such Claim, the Indemnifying Party gives written notice to the Indemnified Party contesting the basis for, or the amount of, such Claim.

     5.6 Written Notice of Indemnification Claims. Any Claim for indemnification under this Article V based on a breach of a representation or warranty must be asserted in a written notice delivered to Seller if made pursuant to Section 5.2, and to Buyer if made pursuant to Section 5.3, before the expiration of the survival date applicable to the representation and warranty relating to such Claim.

                                  ARTICLE VI.

                                  MISCELLANEOUS

     6.1 Certain Defined Terms.

         (a) As used in this Agreement, the following terms shall have the following meanings:

             "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under the common control with the Person in question.

             "Assignment and Assumption Agreement" means the Assignment Agreement substantially in the form attached hereto as Exhibit A.

             "Bill of Sale" means the Bill of Sale substantially in the form attached hereto as Exhibit B.


             "Business Day" means any day other than Saturday, Sunday or a day that constitutes a legal holiday in the State of New York or the State of California.

             "Buyer Confidential Information" means information concerning the terms of the sale to Buyer of the Business, any materials reflecting the proposal of Acirca or Buyer and any other financial information, projections or proposals regarding the Business, including without limitation, the pricing and payment arrangements contemplated hereby, and all other information which has been designated as confidential by either of Acirca or Buyer and of which Seller has been notified.

             "Claim" means any threatened or actual demand, charge, complaint, hearing, investigation, claim, suit, action, order, decree, judgment, ruling or proceeding.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person or Governmental Authority.

             "Continuing Employees" means Joseph Stern and John Battendieri.

             "Damages" means any and all losses, lost profits, liabilities, damages, fines, penalties, fees, amounts paid in settlement, assessments, Taxes, costs and expenses (including, without limitation, interest, reasonable attorneys' and witness fees, court costs and amounts paid, suffered or incurred in investigating, preparing, defending, acknowledging, satisfying or settling any Claim asserted against, resulting to, imposed upon, or incurred or suffered by such Person), excluding consequential damages other than lost profits.

             "Employment Agreements" means the employment or consulting agreements to be entered into by the Continuing Employees substantially in the form attached hereto as Exhibit C.

             "Escrow and Security Agreement" means the Escrow and Security Agreement substantially in the form attached hereto as Exhibit D.


             "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

             "Governmental Approval" means any Consent of, with or to any Governmental Authority.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization acting under color of authority granted by Law.

             "Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

             "Lien" means any lien, mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, burden, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, encroachment, interest, option, right of first offer or refusal, including but not limited to such Liens as may arise under any contracts.

             "Litigation" means, with respect to any Person, any action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against, by or affecting such Person or any of its properties or assets, by or before any court, tribunal, arbitrator or other Governmental Authority.

             "Material Adverse Change" means, when used in connection with the Business, any state of facts, change, effect, condition or occurrence that is materially adverse to the business, financial condition, value, prospects, liabilities or results of operations of the Business; provided that, (a) any adverse change, event or effect that is demonstrated to be primarily caused by the announcement or pendency of the transactions contemplated hereby, or (b) facts, changes, effects, conditions or occurrences resulting from any change in law or GAAP, which affect generally entities operating a business such as the Business shall not taken alone be considered to be a Material Adverse Change.

             "Ordinary Course Contracts" means contracts entered into in the Ordinary Course of Business that are cancelable by Seller (or its successor) without penalty to it on not more than 60 days' notice.

             "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

             "Parties" means each of Seller, Acirca and Buyer.

             "Person" shall be construed broadly, and shall include any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, unincorporated organization or governmental entity (or any agency or political subdivision thereof).

             "Related Agreements" means the Escrow and Security Agreement, the Transition Services Agreement, the Employment Agreements, the Termination Agreements, the Noncompetition Agreement, the Assignment and Assumption Agreement and the Bill of Sale, and all other agreements and documents required to be delivered by any party hereto at the Closing pursuant to any of the foregoing.

             "Securities Act" means the United States Securities Act of 1933, as amended.

             "Seller" has the meaning set forth in the Introductory Paragraph. In addition, for purposes of Article II (other than the introductory paragraph thereto), to the extent relevant, the term "Seller" includes each Affiliate of Seller that conducts any of the Business or owns any of the Purchased Assets, and for purposes of Article IV, to the extent relevant, the term "Seller" includes each subsidiary of Seller.

             "Seller Confidential Information" means information concerning the Business or Seller's other businesses that is acquired from Seller by Acirca or Buyer and is explicitly designated by Seller as subject to the confidentiality requirements of Section 4.6 hereof.

             "Split Period: means a Taxable Year that begins on or before the Closing Date and ends after the Closing Date.

             "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties or additions to tax or other additional amounts that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all net or gross income taxes, payroll and employee taxes (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), withholding taxes, unemployment insurance taxes, social security (or similar) taxes, disability taxes, registration taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, premium taxes, windfall profits taxes, environmental taxes (including taxes under Code Section 59A), real and personal property taxes, ad valorem taxes, stamp taxes, value added taxes, alternative or add-on minimum taxes, transfer taxes, profits taxes, licenses, estimated taxes, severance taxes, duties (custom and others), worker's compensation taxes, and other taxes, customs, duties, fees, assessments, charges or obligations of the same or of a similar nature, whether arising before, on or after the Closing Date.

             "Tax Returns" means all returns, declarations, reports, estimates, and information statements and returns required to be filed relating to Taxes, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns, administrative or judicial filings, accounting method change requests, responses to revenue agents' reports (federal, state or local) and settlement documents, and any schedules or attachments to any of the foregoing.

             "Taxable Year" means any taxable year or any other taxable period with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

             "Termination Agreements" means the Termination Agreements to be entered into between Seller and each of the Continuing Employees substantially in the form attached hereto as Exhibit E.

             "Transition Services Agreement" means the Transition Services Agreement substantially in the form attached hereto as Exhibit F.

         (b) In addition, the following terms are defined in the following Sections of the Agreement:

     TERM                                         SECTION
     ----                                         -------

     Agreement                                    Introductory Paragraph
     Assigned Contracts                           Section 1.1(b)
     Buyer Liabilities                            Section 1.5
     Authorizations                               Section 2.3(c)
     Business                                     Recitals
     Buyer                                        Introductory Paragraph
     Buyer Indemnities                            Section 5.2
     Closing                                      Section 1.8
     Closing Date                                 Section 1.8
     Closing Purchase Price                       Section 1.4(a)
     Environmental Claim                          Section 2.14(f)
     Environmental Laws                           Section 2.14(f)
     Environmental Permits                        Section 2.14(a)
     Estimated Saleable Inventory Amount          Section 1.4(a)
     Excluded Assets                              Section 1.2
     Final Saleable Inventory Amount              Section 1.4(b)
     Financial Statements                         Section 2.4
     Indemnified Party                            Section 5.4
     Indemnifying Party                           Section 5.4
     Intellectual Property                        Section 1.1(d)
     Materials of Environmental Concern           Section 2.14(f)
     Purchased Assets                             Section 1.1
     Purchase Price                               Section 1.4(b)
     Records                                      Section 1.1(c)
     Retained Liabilities                         Section 1.5
     Seller Indemnitees                           Section 5.3
     Tangible Assets                              Section 1.1(a)
     Transfer Taxes                               Section 4.5(b)

         (c) The definitions given for terms in this Section 6.1 and elsewhere in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" will be deemed to be followed by the phrase "without limitation." The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits thereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, schedules and exhibits will be deemed references to Sections of and schedules and exhibits to this Agreement unless the context otherwise requires. All references to "$" will be deemed references to the lawful money of the United States of America. Accounting and financial terms not otherwise defined herein shall have the meanings ascribed to such terms under GAAP.

     6.2 Termination.

         (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

             (i) By mutual written consent of Acirca and Seller;

             (ii) By Seller, if any of the conditions set forth in Section 1.7 hereof shall have become incapable of fulfillment and shall not have been waived by Seller;

             (iii) By Acirca, if any of the conditions set forth in Section 1.6 hereof shall have become incapable of fulfillment, and shall not have been waived by Acirca; or

             (iv) By Acirca, if the Closing does not occur on or prior to May 1, 2002.

         (b) In the event of termination by a Party pursuant to this Section 6.2, written notice thereof shall forthwith be given to the other Parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

         (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.2, this Agreement shall become void and of no further force and effect except for obligations set forth in this Section 6.2. Nothing in this Section 6.2 shall be deemed to release a Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

     6.3 Press Releases and Announcements. No Party shall issue any press release or announcement relating to, or otherwise disclose, the subject matter of this Agreement prior to the Closing without the prior written approval of Acirca and Seller; provided, however, that any party may make any public disclosure specifically contemplated in this Agreement or any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other parties prior to making the disclosure).

     6.4 No Third Party Beneficiaries. Except as otherwise provided in Article VI hereof with respect to Buyer Indemnities, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     6.5 Entire Agreement. This Agreement (together with the Related Agreements and other schedules and exhibits attached hereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, including without limitation, the letter of intent dated October 4, 2001 by and between Seller and Acirca. The schedules and exhibits to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein.

     6.6 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Acirca and Seller; provided, however, that either of Acirca or Buyer may assign any or all of their respective rights and interests hereunder to one or more of their respective Affiliates, and to any Person or Persons who acquire all or substantially all of the Purchased Assets or the Business.

     6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement, the Related Agreements, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party or to any such agreement or instrument, each other Party shall re-execute original forms thereof and deliver them to all other parties. No Party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

     6.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.9 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Seller:

     Spectrum Organic Products, Inc.
     1304 South Point Boulevard
     Suite 280
     Petaluma, CA  94954
     Attention:
     Fax No.: (707) 765-8736

     With a required copy to:

     Cooley Godward LLP
     One Maritime Plaza, 20th Floor
     San Francisco, CA  94111
     Attention: Susan Cooper Philpot
     Fax No.: (415) 951-3699


     If to Acirca:

     Acirca, Inc.
     One Ramada Plaza
     Suite 700
     New Rochelle, New York 10801
     Attention: William F. Urich
     Fax No.:  (914) 380-8080

     With a required copy to:

     Arnold & Porter
     555 Twelfth Street, N.W.
     Washington, D.C.  20004
     Attention: Neil Goodman
     Fax No.: (202) 942-5999

     If to Buyer:

     Organic Ingredients, Inc.
     One Ramada Plaza
     Suite 700
     New Rochelle, New York 10801
     Attention:
     Fax No.:

     With a required copy to:

     Arnold & Porter
     555 Twelfth Street, N.W.
     Washington, D.C.  20004
     Attention: Neil Goodman
     Fax No.: 202-942-5999


     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS RULES THEREOF TO THE EXTENT SUCH CONFLICTS RULES WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     6.11 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF NEW YORK, NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS FROM ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY HAND DELIVERY OR BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AS THE CASE MAY BE, AT THE ADDRESSES DESCRIBED IN SECTION 6 OF THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE UPON HAND DELIVERY OR TEN (10) DAYS AFTER SUCH MAILING. EACH

PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION IT MAY HAVE TO VENUE AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTIONS OR PROCEEDINGS.

     6.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     6.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of Acirca, Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     6.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition any other remedy to which they may be entitled, at law or in equity.

     6.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.16 Expenses. Each of Acirca, Buyer and Seller will pay all of its respective expenses that it incurs in connection with this Agreement and the transactions contemplated herein.

     6.17 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                            ACIRCA, INC.



                                            By:
                                               --------------------------------
                                            Name: William F. Urich
                                            Title: Chief Financial Officer



                                            ORGANIC INGREDIENTS, INC.



                                            By:
                                               --------------------------------
                                            Name: William F. Urich
                                            Title: Chief Financial Officer


                                            SPECTRUM ORGANIC PRODUCTS, INC.



                                            By:
                                               --------------------------------
                                            Name: Robert B. Fowles
                                            Title: Chief Financial Officer